Exhibit 23

JAMES J. GARRITY

CERTIFIED PUBLIC ACCOUNTANT
P.O. BOX 448
733 NEPONSET STREET
NORWOOD, MASSACHUSETTS 02062
(781) 769-5522 • (781) 769-4061

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

NEW YORK TIMES COMPANY

I consent to the incorporation by reference in Registration Statement No. 33-50461 on Form S-8 of my report dated June 19, 2003, on my audit of the financial statements and supplemental schedules of the BGEA/Boston Globe Employee Savings Plan as of December 24, 2002 and 2001 and for the years then ended, which report is included in this Annual Report on Form 11-K.

/s/ James J. Garrity, CPA

JAMES J. GARRITY, CPA
Norwood, Massachusetts
June 19, 2003